UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section l3 or l5(d) of the
Securities Exchange Act of l934

February 23, 2018 (February 19, 2018)
Date of report (Date of earliest event reported)

SP PLUS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601‑7702
(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Following a thorough vetting process, the Nominating and Corporate Governance Committee of the Company’s Board of Directors (the “Board”) recommended to the Board that Alice M. Peterson be elected to serve as a director until the Company’s 2018 Annual Meeting of Stockholders to be held on May 8, 2018 (the “2018 Annual Meeting”). On February 19, 2018, the Board elected Ms. Peterson by unanimous written consent to serve as a director effective March 1, 2018 (the “Effective Date”) until the 2018 Annual Meeting. Ms. Peterson is expected to become a member of the Board’s Audit Committee.

Ms. Peterson, 65, is currently President of Loretto Group, a consultancy focused on sustainably profitable business growth. From 2012 through 2015, she served as Chief Operating Officer of PPL Group and Big Shoulders Capital, both private equity firms with common ownership. Ms. Peterson served as a director of RIM Finance, LLC, a wholly owned subsidiary of Research in Motion, Ltd., the maker of the Blackberry™ handheld device, from 2000 to 2013. From 2009 to 2010, Ms. Peterson served as the Chief Ethics Officer of SAI Global, a provider of compliance and ethics services, and was a special advisor to SAI Global until 2012. Ms. Peterson served as a director of Patina Solutions, which provides professionals on a flexible basis to help companies achieve their business objectives from 2012 to 2013. Ms. Peterson founded and served as the president of Syrus Global, a provider of ethics, compliance, and reputation management solutions from 2002 to 2009, when it was acquired by SAI Global. Ms. Peterson has served as a director of the general partner of Williams Partners L.P. and its predecessor (a diversified master limited partnership focused on natural gas transportation; gathering, treating and processing; storage; natural gas liquid fractionation; and oil transportation) from 2005 to the present and serves as the chairman of its audit committee and is a member of the conflicts committee. Ms. Peterson previously served as a director of Navistar Financial Corporation, a wholly owned subsidiary of Navistar International (a manufacturer of commercial and military trucks, diesel engines and parts), Hanesbrands Inc. (an apparel company), TBC Corporation (a marketer of private branded replacement tires), and Fleming Companies (a supplier of consumer package goods). The Board believes that Ms. Peterson’s financial and accounting, corporate governance, securities and capital markets, executive leadership, strategy development and risk management, and operating experience are particularly important attributes for a Company director. She received her B.A. degree from the University of Louisville and received her MBA in Finance from Vanderbilt University.

Ms. Peterson will be entitled a pro rata portion of the Company’s standard $60,000 annual cash retainer (“Cash Retainer”) for directors and a pro rata portion of the $10,000 fee for being a member of the Audit Committee (“Audit Committee Fee”) for the period beginning on the Effective Date to the 2018 Annual Meeting date. Assuming that Ms. Peterson is elected as a director at the 2018 Annual Meeting, she will be entitled to SP Plus common stock equal to approximately $85,000 on the date of grant, the Cash Retainer and the Audit Committee Fee.

A copy of the press release about Ms. Peterson’s election that was released on February 23, 2018 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02(d).

Item 9.01.  Financial Statements and Exhibits

9.01(d)  Exhibits

99.1     SP Plus Corporation press release dated February 23, 2018 announcing the election of Alice M. Peterson as a director effective March 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP PLUS CORPORATION

Date: February 23, 2018	By: /s/ VANCE C. JOHNSTON
Vance C. Johnston, Executive Vice President, Chief Financial Officer and Treasurer